Exhibit 10.25

                                FINANCE AGREEMENT

                             PAID LOSS WC DEDUCTIBLE

This Finance Agreement ("Agreement") is effective as of January 1, 2001 and is made by and between Staff Leasing, Inc. ("Insured") and Continental Casualty Company ("Insurer").

Whereas, Insurer has issued to Insured certain insurance policies (together with any endorsements, individually and collectively referred to as the "Policies") which are set forth in Schedule A, which is attached to and made a part of this Agreement; and

Whereas, Losses incurred under the Policies are subject to a workers' compensation deductible insurance plan ("1-1-01 Insurance Plan") as set forth in Schedule A; and

Whereas, Insured has agreed to pay Insurer premiums and reimburse Insurer for losses and paid Allocated Loss Adjustment Expenses as defined in the Policies ("ALAE"), according to the terms and conditions of the Policies and Article 6 of this Agreement; and

Whereas, Insured agrees to fully perform and satisfy each and every duty, obligation and liability that arises under the Policies, the 1-1-01 Insurance Plan and this Agreement (individually and collectively referred to as the "Insured's Obligations");

Now, Therefore, In consideration of the covenants and undertakings of the parties contained in this Agreement, and other good and valuable consideration, Insurer and Insured agree as follows:

1. ESTIMATED PREMIUM -- Insured agrees to pay Insurer the estimated 1-1-01 Insurance Plan premium of $5,235,000 ("Estimated Premium"). Insured will pay the Estimated Premium in twelve equal monthly installments ("Estimated Installment Premium") in the amounts and times stated in the Installment Endorsement(s) to the Policies.

The Estimated Installment Premium will include the retention, premium tax, excess loss premium (if any), residual market charge, deductible policy premium and any regulatory assessments identified in the Confirmation Letter dated December 27, 2000, and any subsequent amendments.

2. PREMIUM AUDIT -- Premium audits will be performed to determine actual exposure incurred under the Policies. Such audits may result in adjustments to the Estimated Premium. An interim audit may be conducted by Insurer as of October 31, 2001. Insurer will provide Insured notice of the results of any such audit. The amount billed or refunded as a result of such audits will be limited to net deductible premiums and any regulatory assessments.

3. ADMINISTRATION FEE - Insured agrees to pay Insurer a non-adjustable administration fee of $545,000 ("Administration Fee") in installments in the amounts and times stated in Schedule A of this Agreement after which time the Administration Fee shall be considered past due and interest will accrue to the benefit of the Insurer as described in the Payment Terms Article. The Administration Fee is fully earned when due and no part thereof shall be refunded.




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Staff Leasing, Inc.                     -1-                      January 1, 2001

4. LOSS REIMBURSEMENT - The loss reimbursement obligations of Insured under the Policies shall be governed by the following:

A. As of the inception date of the Policies, Insured will maintain with Insurer a minimum and deposit loss fund in the amount of $4,100,000 ("WC Loss Fund" or "Loss Fund"). Insurer has agreed to permit the Loss Fund currently held by Insurer in conjunction with the Insured's Insurance Plan effective as of January 1, 2000 ("1-1-00 Insurance Plan") to be utilized in partially complying with the loss reimbursement obligations hereunder, thereby requiring Insured to add $600,000 to the Loss Fund securing the 1-1-00 Insurance Plan. Said additional $600,000 shall be added to the Loss Fund (hereinafter referred to as the "Consolidated Loss Fund") as of the inception date of the Policies and said Consolidated Loss Fund shall be maintained as security until all claims under the 1-1-00 Insurance Plan and the 1-1-01 Insurance Plan (hereinafter collectively referred to as the "Insurance Plans") covered by this Agreement have been closed. Insurer will bill Insured monthly for the prior calendar month's losses paid and ALAE paid pursuant to the Policies covered by the Consolidated Loss Fund, unpaid claims handling expenses earned (if any) by a claims administrator (collectively "Losses and Expenses"), and, if applicable, either bill Insured for the Interest in Lieu of Charge (as defined in this Article) or remit payment to Insured of the Loss Fund Deposit Credit (as defined in this Article) applicable to the Consolidated Loss Fund. In the event of any default in payment by Insured, Insurer has the option to draw upon the Consolidated Loss Fund or on any other Collateral securing Insured's Obligations under this Agreement.

B. On or prior to December 31, 2001, Insured will establish with Insurer a working loss fund ("Working Loss Fund"). Funding of the Working Loss Fund will be made in an amount equal to the difference in the total of losses paid by Insurer (with respect to the Policies covered hereunder) as of November 30, 2001 and the amount of $31,182,000, Insured's maximum Aggregate Retention as set forth in Article 6 of this Agreement. Funds maintained in the Working Loss Fund will be utilized by Insurer to pay losses applicable to Insured's maximum Aggregate Retention under the 1-1-00 Insurance Plan and the 1-1-01 Insurance Plan.

C. With respect to the Consolidated Loss Fund, an "Interest in Lieu of Charge" will compensate Insurer for the loss of use of its funds for paying the Losses and Expenses on behalf of Insured prior to being reimbursed on a monthly basis for same by Insured; and a "Loss Fund Deposit Credit" will compensate Insured for the loss of use of its funds comprising the Consolidated Loss Fund.

      The Interest in Lieu of Charge will be two times the Losses and Expenses multiplied by one-twelfth (1/12) (or the applicable pro-rata amount thereof based upon the number of months, or portion thereof, for which such charge is being calculated) of the ninety (90) day commercial paper dealer rate in effect on the first Friday(s) of the month(s) being billed for that calendar quarter as set forth in the Money Rates section (or any successor section) of the Midwest Edition of THE WALL STREET JOURNAL. The Loss Fund Deposit Credit will be two times the Consolidated Loss Fund multiplied by one-twelfth (1/12) (or the applicable pro-rata amount thereof based upon the number of months, or portion thereof, for which such charge is being calculated) of the ninety (90) day commercial paper dealer rate in effect on the first Friday(s) of the month(s) being billed as set forth in the Money Rates section (or any successor section) of the Midwest Edition of THE WALL STREET JOURNAL.




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Staff Leasing, Inc.                     -2-                      January 1, 2001

      The difference in the Interest in Lieu of Charge and the Loss Fund Deposit Credit will either be billed to or payment remitted to Insured by Insurer. Insured will pay Insurer any amounts billed to it under this Article within fifteen (15) days of the billing date (as defined in the Payment Terms Article of this Agreement).

5. PAID LOSS ADJUSTMENT -- Insurer may prepare an adjustment for the Insurance Plans ("Deductible Adjustment") six (6) months after the expiration or termination of the applicable Policies and annually thereafter ("Evaluation Date") until final settlement. Each Deductible Adjustment will equal the sum of:

A. Amounts past due under the Loss Reimbursement Article, Accrued Interest (as defined in the Payment Terms Article), and amounts due under the Additional Amounts Article of the Finance Agreement applicable to each of the Insurance Plans; plus

B. As of the Evaluation Date the sum of: Paid Losses, paid ALAE, claim handling expenses (if any) due under each of the Insurance Plans; minus

C. Amounts paid to Insurer under this Agreement (exclusive of any of the Insurance Plans premiums applicable to the Policies, premium audit adjustments, Accrued Interest payments, and amounts arising under the Additional Amounts Article of the Finance Agreement applicable to each of the Insurance Plans).

Upon completion of each Deductible Adjustment Insurer will prepare and send an invoice to Insured, or remit a refund to Insured, as appropriate.

6. MAXIMUM INCURRED LOSSES -- The maximum Aggregate Retention (including all ALAE paid) Insured will be obligated to pay under the 1-1-01 Insurance Plan, excluding any amounts due Insurer under the Payment Terms Article, Claims Administration Article, and the Additional Amounts Article of this Agreement, will be $31,182,000 ("Maximum Incurred Losses" or "Aggregate Limit"), which is an estimate; provided, however, the Maximum Incurred Losses Insured will be obligated to pay (including ALAE) for any one accident or occurrence will be $10,000,000. Upon the completion of each Deductible Adjustment, the Maximum Incurred Losses shall be computed for such period based on the rate of $153.49 per $1,000 of Manual Workers' Compensation Premium, with premium subject to a minimum Aggregate Retention of $24,946,000. The Maximum Incurred Losses calculated as a result of any interim audit shall be increased pro rata to 365 days.

7. COLLATERAL/EXPERIENCE ACCOUNT -- Both parties agree that collateral ("Collateral") is required to protect the interests of Insurer under the 1-1-01 Insurance Plan, in addition to the Collateral securing the 1-1-00 Insurance Plan, and that such Collateral may be utilized to pay Insured's Obligations under said Insurance Plans as follows:

A. The Insured's Obligations will be secured as follows:

   1.) Insured will deliver or cause to be delivered to Insurer as of the inception date of the 1-1-01 Insurance Plan Policies a clean, unconditional and irrevocable letter of credit ("LOC") issued by a financial institution acceptable to and in a form acceptable to Insurer. The amount of the LOC shall be $90,702, 000. Alternatively, Insured will deposit or cause to be deposited cash or certain classes of securities ("Eligible Investments") in the amount of $90,702,000 in Collateral Trust Accounts to comply with Insurer's Collateral requirements for the 1-1-01 Insurance Plan as follows:




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Staff Leasing, Inc.                     -3-                      January 1, 2001

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       (i) A Collateral Trust Account with a financial institution acceptable to
       Insurer shall be established directly by Insured in the amount of $31,700,000 for the benefit of Insurer with respect to the 1-1-01 Insurance Plan Collateral requirements (such Collateral Trust Account shall hereinafter be referred to as the "Direct Collateral Trust Account"). Funding of the Direct Collateral Trust Account shall be made in four equal quarterly installments of $7,925,000 (payable on January 1, 2001, April 1, 2001, July 1, 2001 and October 1, 2001) and the Collateral Trust Agreement creating the Direct Collateral Trust Account shall reflect that such Collateral Trust Account is established and maintained for the sole benefit of Insurer to secure the Insured's Obligations under the Insurance Plans. The Direct Collateral Trust Account required hereunder shall be established and maintained as set forth in Appendix A, which is attached to this Agreement and incorporated by reference herein. For purposes of monitoring Collateral requirements, the Trust Assets comprising the Direct Collateral Trust Account will be treated as partial collateral securing Insured's Obligations under the Insurance Plans.

       (ii) Insurer has agreed to permit the assets comprising the existing Collateral Trust Account established by North Rock Insurance Company Limited as partial Collateral under the 1-1-00 Insurance Plan to also be utilized in complying with the 1-1-01 Insurance Plan Collateral requirements in excess of the Collateral required to be maintained in the Direct Collateral Trust Account. Accordingly, Insured will deposit or cause to be deposited cash or certain classes of securities ("Eligible Investments" - as defined in the Collateral Trust Agreement) in the amount of $59,002,000 in the existing Collateral Trust Account established in conjunction with Insured's 1-1-00 Insurance Plan (such Collateral Trust Account shall hereinafter be referred to as the "Consolidated Collateral Trust Account" which will be segregated by the Trustee into sub-accounts applicable to each Insurance Plan secured by the Consolidated Collateral Trust Account). Funding of additional assets in the amount of $59,002,000 to the 1-1-01 Insurance Plan sub-account of the Consolidated Collateral Trust Account shall be made with an initial additional deposit of $4,916,837 on January 1, 2001, followed by eleven
       (11) additional monthly payments of $4,916,833, payable on the first day of each month. The Collateral Trust Agreement creating the original Collateral Trust Account in conjunction with the 1-1-00 Insurance Plan shall be amended to reflect that the Collateral Trust Account shall hereinafter be referred to as the Consolidated Collateral Trust Account, that it was established and maintained for the sole benefit of Insurer to secure the Insured's Obligations under the 1-1-00 Insurance Plan and the 1-1-01 Insurance Plan and that it shall be segregated into sub-accounts applicable to each such Insurance Plan. The Consolidated Collateral Trust Account required hereunder shall be maintained as set forth in Appendix A, which is attached to this Agreement and incorporated by reference herein.

   2.) Insured will deliver to Insurer by certified mail (return receipt requested) or overnight mail a surety bond (hereinafter referred to as the "bond"), effective as of January 1, 2001, in a form acceptable to Insurer, in its sole discretion, issued by an institution acceptable to Insurer in the initial amount of $5,000,000. The bond, and the obligation of the surety thereunder shall be unconditional, irrevocable, absolute and shall remain in full force and effect for an initial period of twelve
       (12) months and will be automatically renewable for terms of twelve (12) months until Insured has fully satisfied and been discharged of all Insured's Obligations under this Agreement and upon mutual agreement. The Issuing Institution must agree, in the terms of the bond,




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Staff Leasing, Inc.                     -4-                      January 1, 2001
       to provide Insurer with written notice at least sixty (60) days prior to expiration of the bond in the event the bond will not be renewed. Insured agrees to cause the term of the bond to be extended until such time as payment is made to Insurer. No claim will be made or presented against the surety bond required as partial collateral by this Paragraph A.3. of this Article 7. of the Agreement until Insurer has drawn against all other available Collateral securing Insured's Obligations under this Agreement.

   3.) Insured will establish and maintain with Insurer the Working Loss Fund and the Consolidated Loss Fund as required by the Loss Reimbursement Article of this Agreement.

B. Insurer will establish an Experience Account as specified in Appendix B, which is attached to and incorporated by reference herein to this Agreement, as a means of monitoring the adequacy of the Collateral required by Insurer to secure the Insured's Obligations under Paragraph A. of this Article 7. of the Agreement. The Experience Account established hereunder and under the Agreement covering the Insurance Plans shall reflect that:

   (i) the Direct Collateral Trust Account assets shall be allocated to and identified by the Insurance Plan for which it was established; and

   (ii) the Consolidated Collateral Trust Account assets shall be allocated to and identified by each of the sub-accounts applicable to the 1-1-00 Insurance Plan and the 1-1-01 Insurance Plan.

8. MATERIAL CHANGE IN OWNERSHIP -- Insurer will have the right to require Insured to increase the amount of assets in the Direct Collateral Trust Account and/or the sub-accounts comprising the Consolidated Collateral Trust Account or the surety bonds required as Collateral under the applicable Insurance Plans by an amount not to exceed the amount of the Maximum Incurred Losses (as defined in the Finance Agreement applicable to each of the Insurance Plans) if there is a Material Change In Ownership of Insured. Insured will increase the applicable Direct Collateral Trust Account and/or the sub-accounts comprising the Consolidated Collateral Trust Account or the bonds to the required amount within ten (10) days of notification thereof. For purposes of this Agreement, a "Material Change in Ownership" occurs when: (i) an investor or a group of affiliated investors acquires more than 30% of the voting shares of Insured, or
(ii) Insured's board of directors authorizes: a merger, consolidation, reorganization, or liquidation of Insured, the sale of substantially all of Insured's assets, or a distribution of assets to shareholders in excess of 25% of Insured's assets.

9. EVENTS OF DEFAULT -- Any of the following will be an Event of Default under this Agreement:

A. Insured does not pay any amount due Insurer when due under the terms of the Policies under the Insurance Plans, the Insurance Plans and/or the Finance Agreements applicable to the Insurance Plans; or

B. Insured does not establish, deliver or adjust the Direct Collateral Trust Account and/or the sub-accounts comprising the Consolidated Collateral Trust Account or bonds as required in the Finance Agreements applicable to the Insurance Plans; or

C. Insurer receives written notice from (i) the Issuing Institution, that the bond will not be renewed, or (ii) the Trustee, that the Collateral Trust Agreement applicable to either the Direct Collateral Trust Account and/or the Consolidated Collateral Trust Account will be terminated, and Insurer is not in possession of a satisfactory successor Trustee or




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Staff Leasing, Inc.                     -5-                      January 1, 2001
   replacement bond thirty (30) days prior to termination of the Direct Collateral Trust Account and/or the Consolidated Collateral Trust Account or expiration of the bond; or

D. The financial condition of the Issuing Institution of any LOC or the surety bond becomes such that, in Insurer's sole opinion, the Issuing Institution may be unable to pay any draw upon the LOC or bond; or

E. Insured ceases doing business as a going concern, makes an assignment for the benefit of creditors, generally does not pay its debts as they become due or admits in writing its inability to pay its debts as they become due, files a petition commencing a voluntary case under any chapter of the Bankruptcy Code, 11 U.S.C. Sec. 101 et seq. ("Bankruptcy Code"), is adjudicated an insolvent, files a petition seeking for itself a reorganization, arrangement, composition, readjustment, rehabilitation, liquidation, dissolution or similar arrangement under the Bankruptcy Code or any other present or future statute, law, rule or regulation, whether domestic or foreign; or a case, proceeding or other action either results in such entry, adjudication, relief or issuance or entry of any other order of judgment having a similar effect, or remains undismissed for thirty (30) days; or

F. Insured cancels any of the Policies; or

G. Insured fails to execute any further documentation relative to the Insurance Plan as Insurer, in its reasonable business judgment, may require within thirty (30) days after Insurer delivers such documentation to Insured.

Any termination or cancellation of the Finance Agreements applicable to the Insurance Plans by Insurer will not release Insured from any of Insured's Obligations. Insurer's right to apply any Remedies set forth below, should an Event of Default occur, will not be affected by any such termination or cancellation, including without limitation the right to draw upon the Collateral in any amount, as long as Insured remains liable for any Insured's Obligations under the Insurance Plans.

10. REMEDIES -- If any Event of Default occurs, Insurer may exercise any or all of the remedies set forth below:

A. Insurer may terminate the Policies under the Insurance Plans after giving written notice of termination to Insured as set forth in the Policies (or any greater period of written notice as may be required by applicable law). If the event specified in paragraph E of the Event of Default Article occurs, Insurer may terminate such Policies immediately without the requirement of any action by Insurer or notice given to Insured (unless prior notice is required by applicable law). Upon termination of any of the Policies, all installments of premium and other sums that may become payable by Insured under the Policies, the Insurance Plans or the Finance Agreements applicable to the Insurance Plans will become immediately due and payable, and Insurer will have no further liability under the Policies.

B. Insurer may: (i) perform an Adjustment using Incurred Losses with the entire balance so computed becoming immediately due and payable; and/or (ii) perform a final Adjustment using the Ultimate Loss Amount as set forth in the Remedies Article of the Finance Agreements applicable to the Insurance Plans with the entire balance so computed becoming immediately due and payable; and/or (iii) draw upon any of the Collateral applicable to the Insurance Plans in the full or any lesser amount.




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Staff Leasing, Inc.                     -6-                      January 1, 2001

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C. Insurer may offset any account surplus, credit obligation, refund, dividend or any other amount that is due or may become due Insured under the Policies, the Insurance Plans or the Finance Agreements applicable to the Insurance Plans and apply such amount against any amount that is due or may become due Insurer from Insured under the Policies, the Insurance Plan to which such Policies apply or this Agreement.

D. If the event specified in paragraph E of the Event of Default Article occurs, Insurer may claim and recover, in addition to all other sums which may become payable by Insured to Insurer, the full amount of the Ultimate Loss Amount as set forth in the Remedies Article of the Finance Agreements applicable to the Insurance Plans for all projected amounts which may become due and payable under the Policies, the Insurance Plans or the Finance Agreements applicable to the Insurance Plans.

E. In the event that Insurer draws upon any of the Collateral securing the Insurance Plans, any proceeds received by Insurer shall be applied first, to the payment or reimbursement of the costs, expenses and fees for collection provided for in the Payment Terms of the Finance Agreements applicable to the Insurance Plans; second, to the payment of interest provided for in the Payment Terms Article of the Finance Agreements applicable to the Insurance Plans; third, to the payment of any past due Estimated Installment Premium; fourth, to the payment of any other premium or other amount currently due under the Finance Agreements applicable to the Insurance Plans; fifth, to the payment of future amounts due with respect to the Ultimate Loss Amount as defined in the Finance Agreements applicable to the Insurance Plans; sixth, any amounts remaining will be paid to Insured after all amounts owing pursuant to Insured's Obligations have been finally and fully calculated, paid and discharged.

F. Insurer may apply the proceeds of any draw(s) upon the Collateral to any outstanding amounts owed to Insurer at any time.

The "Ultimate Loss Amount" applicable to each of the Insurance Plans will be determined by Insurer in its sole discretion through the use of generally accepted actuarial methods which will take into consideration, without limitation, Insured's expected loss ratio at the time of quotation, loss development factors generally used by Insurer, and loss development factors based on Insured's individual loss history. Insurer's determination of the Ultimate Loss Amount shall be conclusive and binding upon Insured.

11. PAYMENT TERMS -- Unless otherwise expressly provided, Insured will pay any invoice submitted by Insurer within thirty (30) days of the billing date after which time such amount will be considered past due. Insurer will have the option to accrue interest on any undisputed outstanding amounts past due under this Agreement at a rate that is equal to the ninety (90) day commercial paper dealer rate in effect on the first Friday of each month as set forth in the Money Rates section (or any successor section) of the Midwest Edition of THE WALL STREET JOURNAL plus five per cent (5%) per annum. Interest will compound daily until full payment is received ("Accrued Interest"). All Accrued Interest will be billed as soon as practicable and will be payable within fifteen (15) days of the billing date. In the event Insurer undertakes any efforts to collect any amounts due from Insured under the Finance Agreements applicable to the Insurance Plans, Insured will indemnify Insurer for the reasonable costs, expenses and fees of such collection efforts, including attorneys' fees, if any. Any amounts due under the Payment Terms Article of the Finance Agreements applicable to the Insurance Plans will be in addition to the Maximum Incurred Losses.




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Staff Leasing, Inc.                     -7-                      January 1, 2001

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12. CLAIMS ADMINISTRATION -- Insured will select a third party administrator or claim service provider ("Claim Service Provider") to service claims that arise under the Policies ("Claims"). Insurer reserves the right to periodically review and approve any Claim Service Provider selected by Insured. Such approval will not be unreasonably withheld. If Insured does not select a Claim Service Provider or Insurer does not approve of Insured's selection, Insurer may select a Claims Service Provider to service the Claims. Insured will promptly reimburse Insurer for all amounts paid by Insurer to the Claims Service Provider.

13. ADDITIONAL AMOUNTS -- Insured will reimburse Insurer for all taxes, fees or assessments (including any interest and penalties levied) related to the Policies, the Insurance Plans to which such Policies apply or the Finance Agreements applicable to the Insurance Plans whenever imposed or assessed upon Insurer or any of its affiliates and/or subsidiaries by any governmental body, any insurance guarantee fund association or any residual market facility. Any amounts due under this Article will be in addition to the Maximum Incurred Losses.

14. TERM OF AGREEMENT -- This Agreement will remain in full force and effect until terminated. The parties may modify certain terms and conditions of this Agreement, as determined solely by Insurer, by written addendum upon each successive anniversary date ("Annual Addendum").

15. TERMINATION -- This Agreement may be immediately terminated by either party upon notice in the event of fraud, abandonment, gross or willful misconduct, insolvency, or lack of legal capacity to act by the other party. If this Agreement is terminated, Insured will not be released from any Insured's Obligations under the Finance Agreements applicable to the Insurance Plans, including without limitation, the obligation to maintain the Collateral; andInsurer will continue to have the option to enforce any of the Remedies available to it under the Finance Agreements applicable to the Insurance Plans.

16. ASSIGNMENT -- This Agreement will be binding upon and inure to the benefit of the parties and their successors and assigns. Neither party may assign this Agreement without the prior written consent of the other party, such consent not to be unreasonably withheld.

17. NO REMEDY EXCLUSIVE -- No remedy conferred upon or reserved to any party is intended to be exclusive of any other available remedy, but each and every remedy will be cumulative and will be in addition to every other remedy given under the Finance Agreements applicable to the Insurance Plans, or now or hereafter existing at law or in equity.

18. NOTICES -- Unless otherwise expressly provided, all notices required under this Agreement will be confirmed in writing to the other party and sent by United States mail to the other party addressed as follows:











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  IF TO INSURER:                         IF TO INSURED:
  -------------                          -------------

  Continental Casualty Company           Staff Leasing, Inc.
  CNA Plaza                              600 301 Boulevard West, Suite 202
  Chicago, IL 60685                      Bradenton, FL 34205
  Attn.: Director, Contract              Attn.: Mr. Wade Latham, Vice President
         Administration-30S                     Risk Management
         CNA Risk Management                    Fax No.: 941/741-4333
         Fax No.: 312/817-3348

20. WAIVER -- The failure of any party to insist upon strict performance of any duty or responsibility of any other party under this Agreement will not be deemed a waiver of such duty or responsibility or create an estoppel against any party to this Agreement.

21. SURVIVAL -- The rights, remedies and covenants of Insurer and Insured under this Agreement, including without limitation those set forth in the Collateral, Events of Default and Remedies Articles of the Finance Agreements applicable to the Insurance Plans, will survive any termination of the Policies, the Insurance Plans, or the Finance Agreements applicable to the Insurance Plans.

22. ENTIRE UNDERSTANDING -- This Agreement sets forth the entire Agreement and understanding between the parties with respect to the subject matter of this Agreement. All parties have participated in the drafting of this Agreement. No term or provision set forth herein which may be considered ambiguous will be presumptively interpreted against any party as the drafter of this Agreement. Unless otherwise expressly set forth in this Agreement, this Agreement may only be amended in writing signed by officers of both parties.

23. SEVERABILITY -- If any provision of this Agreement is adjudged by any court of law to be void or unenforceable in whole or in part, such adjudication will not be deemed to affect the validity of the remainder of this Agreement. Each provision of this Agreement is declared to be severable from every other provision and constitutes a separate and distinct covenant.

24. GOVERNING LAW -- This Agreement will be construed and governed by the laws of the State of Illinois.











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Staff Leasing, Inc.                     -9-                      January 1, 2001

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IN WITNESS WHEREOF, Insurer and Insured have caused this Agreement to be executed by the persons duly authorized to act in their respective names in multiple originals effective as of the date and year first above stated.

INSURED                                  INSURER

STAFF LEASING, INC.                      CONTINENTAL CASUALTY COMPANY
---------------------------------------  ---------------------------------------
     (Legal Name of Insured)                  (Legal Name of Insurer)

By:                                      By:
    -----------------------------------      -----------------------------------
         (Signature of Officer)                   (Signature of Officer)

Name:                                    Name:
      ---------------------------------        ---------------------------------
              (Name of Officer)                       (Name of Officer)

Title:                                   Title: Vice-President
       --------------------------------         --------------------------------

Date:                                    Date:
      ---------------------------------        ---------------------------------


                                         Attest:
                                                 -------------------------------
                                         Title: Asst. Secretary
By:
    ----------------------------------
         (Signature of Officer)

Name:
      --------------------------------
              (Name of Officer)

Title:
       -------------------------------

Date:
      --------------------------------













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Staff Leasing, Inc.                     -10-                     January 1, 2001

                                   SCHEDULE A

PART I. DESCRIPTION OF POLICIES

Policy Limits:         (a) Workers' Compensation: $10,000,000 Each Accident
                       (b) Employer's Liability:
                             Bodily Injury by Accident $10,000,000 Each Accident Bodily Injury by Disease $10,000,000 Policy Limit Bodily Injury by Disease $10,000,000 Each Employee


WORKERS' COMPENSATION DEDUCTIBLE PLAN:

POLICY NUMBER          EFFECTIVE DATE       UNDERWRITING COMPANY
--------------------   -------------------  ------------------------------------

WC 189165165           January 1, 2001      Continental Casualty Company
WC 247848874           January 1, 2001      Continental Casualty Company
WC 247848888           January 1, 2001      Continental Casualty Company


PART II. ADMINISTRATION FEE INSTALLMENT SCHEDULE

         Installment
           Due Date          Installment Amount
         -----------         ------------------

            1-1-2001              $45,424
            2-1-2001              $45,416
            3-1-2001              $45,416
            4-1-2001              $45,416
            5-1-2001              $45,416
            6-1-2001              $45,416
            7-1-2001              $45,416
            8-1-2001              $45,416
            9-1-2001              $45,416
           10-1-2001              $45,416
           11-1-2001              $45,416
           12-1-2001              $45,416

               Total             $545,000








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Staff Leasing, Inc.                     -11-                     January 1, 2001

                                   APPENDIX A

                     COLLATERAL TRUST ACCCOUNT REQUIREMENTS

1. The Direct Collateral Trust Account required to be established and maintained pursuant to Article 7.A.1(i) of this Agreement will be funded with Trust Assets that will amount to at least $31,700,000 (subject to audit) during the term of this Agreement and shall consist only of the following those classes of Eligible Securities as set forth in the Collateral Trust Agreement establishing the Direct Collateral Trust Account.

2. The 1-1-01 Insurance Plan sub-account of the Consolidated Collateral Trust Account required to be maintained pursuant to Article 7.A.1(ii) of this Agreement will be funded with Trust Assets that will amount to at least $59,002,000 (subject to audit) during the term of this Agreement and shall consist only of the following three classes of Eligible Securities: (i) "Cash and Equivalents "; (ii) "Fixed Income"; and (iii) "Equities", all as further defined in the Collateral Trust Agreement applicable to the Consolidated Collateral Trust Account.

3. Upon execution of this Agreement, the funding of the Direct Collateral Trust Account and the funding of the 1-1-01 Insurance Plan sub-account of the Consolidated Collateral Trust Account will consist of initial deposits (on or before the first business day of January, 2001) to each such Collateral Trust Account (or sub-account thereof) of cash and/or Eligible Investments in an amount equal to: (i) $7,925,000 with respect to the Direct Collateral Trust Account, followed by three quarterly payments in the same amount as set forth in
Article 7.A.1. of the Agreement; and (ii) $4,916,837 with respect to the 1-1-01 Insurance Plan sub-account of the Consolidated Collateral Trust Account, followed by eleven monthly payments in the amount of $4,916,833, payable on or before the first business day of each month such funding amount is due.

No one class of Trust Assets required hereunder may comprise more than 50% of the total value of the Trust Assets of any applicable Collateral Trust Account (or sub-account thereof) for a period in excess of 30 days without the written consent of Insurer.

4. The investment return on the Equities class of Trust Assets deposited in the Consolidated Collateral Trust Account shall be valued by Insurer (or the Investment Manager of the Trust Assets) on a quarterly calendar basis utilizing the market price of the Equities as of the close of the New York Stock Exchange or other recognized United States Exchange (as listed in the WALL STREET JOURNAL) on the first Friday of each calendar quarter. In the event Insurer is not collateralized to ultimate premium due under the Insurance Programs secured by the applicable sub-account of the Consolidated Collateral Trust Account, and, Insurer determines, at any time in its sole discretion, that the market value of the Equities in either sub-account of the Consolidated Collateral Trust Account has decreased by:

   (i) with respect to the 1-1-00 Insurance Plan sub-account of the Consolidated Collateral Trust Account, the greater of $3,000,000, or twenty percent (20%) or more from a market valuation of $16, 300,000, and

   (ii) with respect to the 1-1-01 Insurance Plan sub-account of the Consolidated Collateral Trust Account, the greater of $4,000,000, or twenty percent (20%) or more from a market valuation of $19,600,000

Insured shall, upon 3 business days notice from the Insurer, increase such class of Trust Assets in the applicable sub-account of the Consolidated Collateral Trust Account by an




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Staff Leasing, Inc.                     -12-                     January 1, 2001
amount necessary to restore the market valuation of the Equities by the deficient amount. Alternatively, Insured may increase the classes of U.S. Treasuries or U.S. Investment Grade Corporate Bonds Trust Assets in an amount necessary to correct any shortcoming in the market valuation of the Equities class of Trust Assets. To correct any such deficiency in a sub-account of the Consolidated Collateral Trust Account, Insurer will instruct the Trustee to transfer any surplus Trust Assets from a complying sub-account to the deficient sub-account before making demand upon Insured to make additional deposits to the deficient sub-account of the Consolidated Collateral Trust Account.

5. (a) In the event the aggregate Incurred Losses under the 1-1-01 Insurance Plan exceed the Loss Amount calculated pursuant to subparagraph (c) below with respect to the 1-1-01 Insurance Plan, Insured shall pay, or cause to be paid, to Insurer an Additional Premium calculated as 81% of the amount of Incurred Losses (paid losses, reserved losses and ALAE) which exceed that Loss Amount. Such Additional Premium shall be adjusted and billed quarterly for 6 years from the inception date of the Policy Period and annually thereafter until all claims under the Policies are closed or Insured and Insurer mutually agree to a final calculation of the Additional Premium.

The amount of any such Additional Premium due hereunder shall be deposited immediately into the 1-1-01 Insurance Plan sub-account of the Consolidated Collateral Trust Account upon receipt of an invoice from Insurer. Provided, if the Additional Premium calculated as the result of any adjustment other than the final adjustment is less than $100,000, that Additional Premium shall be deferred until, and payable by Insured at, the next adjustment.

   (b) If the Experience Account established with respect to the 1-1-01 Insurance Plan pursuant to Article 7. and Appendix B of this Agreement [excluding any investment income earned on any Additional Premium(s) paid pursuant to subparagraph (a) above] is exhausted by payment of Paid Losses before such Paid Losses total the Loss Amount calculated pursuant to subparagraph (c) below, Insured shall pay to Insurer an Additional Premium with respect to the 1-1-01 Insurance Plan.

Any Additional Premium due under this subparagraph (b) shall be calculated as $7,358,000 plus accrued interest of 7% per annum. This $7,358,000 amount, exclusive of accrued interest, is an estimated amount, adjustable at audit based upon a rate of $36.218 per $1,000 of Manual Workers' Compensation Premium. In no event, except as outlined below, shall this estimated amount be adjusted at audit to be an amount less than $5,887,000 plus accrued interest of 7% per annum. Interest shall accrue on any such amount due hereunder from January 1, 2001 until full payment of the Additional Premium is received by Insurer.

Provided, however, such Additional Premium for the 1-1-01 Insurance Plan calculated under this subparagraph (b) shall not exceed the difference between:

        (i)  The Loss Amount calculated pursuant to subparagraph (c) below; and
        (ii) The total Paid Losses as of the date the Experience Account is exhausted.

   (c) The Loss Amount for the 1-1-01 Insurance Plan covered by this Agreement, as used in this Paragraph 5, is estimated to be $104,327,000. This Loss Amount is adjustable at audit based on a rate of $513.52 per $1,000 of Manual Workers' Compensation Premium. In no event shall the Loss Amount be less than $83,462,000.

Any Additional Premium(s) due under this Paragraph 5. shall be deposited into the applicable Collateral Trust Account (or sub-account thereof) as additional Trust Assets upon receipt of an invoice from Insurer and shall be payable by or on behalf of Insured in addition to the Estimated




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Staff Leasing, Inc.                     -13-                     January 1, 2001

Premium due under the Policies. Any such infusion of additional Trust Assets into either the Direct Collateral Trust Account and/or the applicable sub-account(s) of the Consolidated Collateral Trust Account hereunder may be made to any or all of the classes of Eligible Investments comprising the Trust Assets.

6. If the cumulative investment yield on the Trust Assets comprising the Consolidated Collateral Trust Account (or sub-accounts thereof) securing the Collateral under the Insurance Plans is not at least a minimum of 7% per annum ("Investment Credit"), as determined by Insurer on or before January 31, 2002 [and every year thereafter during which time such Consolidated Collateral Trust Account, (or sub-account thereof) remain in effect], by multiplying the average daily balance of each sub-account of the Consolidated Collateral Trust Account for such annual period by 7.00%, an additional infusion of Trust Assets will be made in an amount to bring the value of the applicable sub-account of the Consolidated Collateral Trust Account to an amount that they would have achieved had a 7% per annum yield had been realized on each of them. To correct any such deficiency in the Investment Credit of any deficient sub-account of the Consolidated Collateral Trust Account, Insurer will instruct the Trustee to transfer any surplus Trust Assets from a complying sub-account to the deficient sub-account of the Consolidated Collateral Trust Account before making demand upon Insured to make additional deposits to the deficient sub-account(s) of the Consolidated Collateral Trust Account. The cumulative Investment Credit applicable to the Direct Collateral Trust Account and/or the sub-accounts of the Consolidated Collateral Trust Account as required under this Paragraph 5. shall be equal to the sum of the Investment Credit for the term of this Agreement and each consecutive 12-month period thereafter (or portion thereof) following the Effective Date of this Agreement.

Any such infusion of additional Trust Assets required under this Paragraph 6. shall be immediately due and deposited in the deficient sub-account(s) of the Consolidated Collateral Trust Account, as applicable, upon receipt of notice from Insurer. No infusion of additional Trust Assets will be required hereunder in the event that the initial and cumulative Investment Credit equals or exceeds 7.00% per annum.







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Staff Leasing, Inc.                     -14-                     January 1, 2001

                                   APPENDIX B

                               EXPERIENCE ACCOUNT

As required by Article 7.B. of the Agreement, Insurer shall establish and maintain an Experience Account for the 1-1-01 Insurance Plan covered by this Agreement as follows:

   a. The next business day after receipt of each installment of the Estimated Installment Premium by Insurer, the Experience Account shall be credited with such Estimated Installment Premium.

   b. The Experience Account shall be credited, as received, with the investment income earned with respect to the Trust Assets in either the Direct Collateral Trust Account and/or the 1-1-01 Insurance Plan sub-account of the Consolidated Collateral Trust Account or earned on any monies in the Experience Account. As used herein, the term "investment income" will not include any investment income attributable to either the 1-1-01 Insurance Plan sub-account of the Consolidated Loss Fund or the Working Loss Fund as specified in Article 4 of the Agreement.

   c. The Experience Account shall be debited at the time and in the amounts set forth below:

      (1) On a quarterly basis, by the amount of Paid Losses paid by Insurer hereunder with respect to the 1-1-01 Insurance Plan; and

      (2) Within five (5) days after receipt of any Additional Premium(s) due with respect to the 1-1-01 Insurance Plan pursuant to Paragraph 5. of Appendix A of this Agreement.














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Staff Leasing, Inc.                     -15-                     January 1, 2001